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                                                                 EXHIBIT 10.35.2

                               SECOND AMENDMENT TO
                              MANAGEMENT AGREEMENT


         This SECOND AMENDMENT TO MANAGEMENT AGREEMENT, (this "Amendment"), dated as of January 31, 2001, is entered into by and among KRG Capital Partners, L.L.C., a Delaware limited liability company ("KRG") and MDMI Holdings, Inc., a Colorado corporation (the "Company"). This Amendment shall be effective as of the closing of the initial public offering of the common stock of the Company or its successor.

                                    RECITALS

         A. KRG and the Company are parties to that certain Management Agreement dated July 6, 1999, as amended by the First Amendment dated May 31, 2000 (the "Agreement").

         B. In anticipation of the proposed initial public offering of the common stock of the Company, or its successor, KRG and the Company wish to rename and amend the Agreement to reflect the new transaction advisory relationship between KRG and the Company, to replace the current compensation arrangement with a base transaction fee and a transaction bonus fee and to reflect the new term of the Agreement.

         C. Unless otherwise amended herein, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Agreement as follows:

         1. Henceforth, the Agreement shall be entitled the "Transaction Advisory Agreement."

         2. Section 3(a) of the Agreement is deleted in its entirety and replaced with the following:

         "(a) The Company hereby agrees to pay KRG, as compensation for services to be rendered by KRG to the Company with respect to the consummation of any acquisition of a medical supply manufacturing business or any other acquisition in furtherance of the Company's business strategy, a base transaction fee (the "Base Transaction Fee") equal to one percent (1%) of the Transaction Value (as defined below) of such acquisition; provided, however, that the Base Transaction Fee shall be reduced to one-half of one percent (.5%) of the Transaction Value of the relevant acquisition if (i) the Transaction Value exceeds $200 million and (ii) the Company has retained an investment banking



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         firm, or a financial advisor providing comparable services, to act on its behalf in such acquisition. In addition to the Base Transaction Fee, the Company shall also pay to KRG for each acquisition a transaction bonus fee (the "Transaction Bonus Fee") equal to the greater of (i) one percent (1%) of the Transaction Value or (ii) $250,000; provided, however, that in no event shall the aggregate Transaction Bonus Fees earned in any one calendar year exceed $500,000. The Base Transaction Fee and the Transaction Bonus Fee, as set forth herein, will be payable to KRG upon the closing of each acquisition. For purposes of this Agreement, "Transaction Value" means the aggregate of all cash and non-cash consideration paid to the sellers of the company or the business being acquired and the value of interest-bearing debt assumed, directly or indirectly, by the Company. Any non-cash consideration will be valued at the fair market value, and the value of any equity securities issued will be the fair market value on the date of issuance, assuming such equity securities are fully vested on such date."

         3. The first paragraph of Section 4 of the Agreement is deleted and replaced with the following:

         "Upon the closing of the initial public offering of the common stock of the Company, or its successor (the "IPO"), the term of this Agreement, as amended by that certain Second Amendment to Management Agreement, shall commence and shall remain in effect for an initial period of five
         (5) years. This Agreement shall be renewed automatically after the initial period on a year-to-year basis unless one party gives the other party thirty (30) days' prior written notice of its desire not to renew this Agreement; provided, however, that this Agreement shall immediately terminate on the date KRG gives the Company written notice of termination. In the event of a Sale of the Company (as defined below), this Agreement shall be automatically renewed, without further action or notice by KRG or the Company, for an additional five (5)-year term unless the Board, not earlier than thirty (30) days prior to and not later than sixty (60) days after the closing of a Sale of the Company, gives KRG written notice of its desire not to renew this Agreement for such term. In the event that the Board terminates this Agreement by delivering the required written notice upon the Sale of the Company, the Company agrees to pay KRG an accelerated cash payment in an amount equal to $500,000 multiplied by the greater of (i) two and one-half (2-1/2), or (ii) the number of years remaining in the term of the Agreement, where any portion of a year less than a whole year is expressed as a fraction. As used herein, the term "Sale of the Company" shall mean any transaction or series of related transactions (x) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than KRG Capital Fund I, L.P., KRG Capital Fund I (PA), L.P., KRG Capital Fund I (FF), L.P., KRG Capital Fund I (GER) or KRG Co-Investment, LLC (collectively the "Fund"), KRG, KRG/CMS L.P, any institutions, individuals or entities that, upon invitation or by contractual right, co-invest in the Company with the Fund or KRG (the "Invited Parties" and, together with KRG and the Fund, the "KRG Investing Parties"), or persons controlling, controlled by or under common control with the KRG Investing Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of more than fifty percent (50%) of the issued and outstanding Voting



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         Stock (as defined below) of the Company; (y) that results in the sale of all or substantially all of the Company's assets; or (z) that results in the consolidation or merger of the Company with or into another corporation or corporations or other entity in which the Company is not the survivor, unless persons who are shareholders or affiliates of the Company at the time of such transaction continue to own more than 50% of the combined voting power of all classes of stock of the Company or the successor entity. No termination of this Agreement, whether pursuant to this paragraph or otherwise, will affect the Company's obligations with respect to earned and accrued fees, costs and expenses incurred by KRG in rendering the services hereunder and not paid or reimbursed by the Company as of the effective date of such termination."

         4. The second paragraph of Section 4 to the Agreement is deleted in its entirety and replaced with the following:

                  "As used herein, the term "Voting Stock" shall mean and include (i) any capital stock of any class of the Company ("Common Shares") which has the right to vote on all matters submitted to holders of Common Shares, and (ii) any security, right, option, warrant or agreement convertible into or exercisable to obtain any Common Shares or capital stock of any class of the Company, or its successor, which has the right to vote on all matters submitted to holders of Common Shares."

         5. Section 11 of the Agreement is deleted in its entirety and replaced with the following:

         "11. SUCCESSORS AND ASSIGNS.

                  Neither KRG nor the Company may assign their respective rights or obligations under this Agreement without the prior written consent of the other. Except as expressly provided herein or in any instruments of transfer, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties."

         6. Other than the amendments and modifications specifically contained herein, the Agreement remains in full force and effect.

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                                   SIGNATURES

         IN WITNESS WHEREOF, KRG and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                       KRG CAPITAL PARTNERS, L.L.C.


                                       By:
                                          -------------------------
                                          Name: Charles Gwirtsman
                                          Title: Managing Director


                                       MDMI HOLDINGS, INC.


                                       By: /s/ STEVEN D. NEUMANN
                                          -------------------------
                                          Name: Steven D. Neumann
                                          Title: Vice President